UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2018

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 NE Park Plaza Drive, Suite 100

Vancouver, WA 98684

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 25, 2018, Northwest Pipe Company and its wholly-owned subsidiary Ameron Water Transmission Group, LLC (together, the “Company”) entered into a Credit Agreement with Wells Fargo Bank, N.A. (the “Credit Agreement”) that provides for revolving loans and letters of credit in the aggregate amount of up to $60 million, subject to a borrowing base (the “Revolver Commitment”). The borrowing base is calculated by applying various advance rates to eligible accounts receivable, contract assets, inventories and fixed assets, subject to various exclusions, adjustments and sublimits. As of October 25, 2018, the Company had $6.0 million of outstanding borrowings under the Credit Agreement and additional borrowing capacity of $32.5 million.

Borrowings under the Credit Agreement bear interest at rates related to the daily three month London Interbank Offered Rate plus 1.5% to 2.0%. The Credit Agreement requires the payment of an unused line fee of between 0.25% and 0.375%, based on the amount by which the Revolver Commitment exceeds the average daily balance of outstanding borrowings (as defined in the Credit Agreement) during any month. Such fee is payable monthly in arrears. The Credit Agreement will expire on October 25, 2023.

The Credit Agreement contains customary representations and warranties, as well as customary affirmative and negative covenants, events of default and indemnification provisions in favor of the lender. The negative covenants include restrictions regarding the incurrence of liens and indebtedness and certain acquisitions and dispositions of assets and other matters, all subject to certain exceptions. The Credit Agreement also requires the Company to regularly provide financial information to Wells Fargo and to maintain a specified fixed charge coverage ratio upon certain triggers.

In connection with the execution and delivery of the Credit Agreement, the Company and certain of its subsidiaries also entered into a Guaranty and Security Agreement with Wells Fargo (the “Guaranty and Security Agreement”). Pursuant to the Guaranty and Security Agreement, the Company’s obligations under the Credit Agreement are secured by a security interest in substantially all of the Company’s and its subsidiaries’ assets.

The foregoing descriptions of the Credit Agreement and the Guaranty and Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement and the Guaranty and Security Agreement which are filed herewith as Exhibits to this Report, and are incorporated herein by reference.

Item 2.03.

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEEET ARRANGEMENT OF A REGISTRANT

The information in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

10.1 Credit Agreement dated October 25, 2018 by and among Wells Fargo, National Association, Northwest Pipe Company, and Ameron Water Transmission Group, LLC

10.2 Guaranty and Security Agreement dated October 25, 2018 among Northwest Pipe Company, Ameron Water Transmission Group, LLC, Permalok Corporation, Thompson Tank Holdings, Inc., WTG Holding U.S., Inc., Bolenco Corporation, and Wells Fargo, National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on October 31, 2018.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ Robin Gantt
Robin Gantt,
Senior Vice President, Chief Financial Officer and Corporate Secretary